Exhibit (10)(ii)

Glenn Dobbs Executive Compensation Agreement

EXECUTIVE COMPENSATION AGREEMENT

THIS AGREEMENT is made effective the 20th  day of November, 2003, by and between Mines Management, Inc., an Idaho corporation, (the "Company") and Glenn Dobbs (the "Executive" or "Dobbs").

RECITALS

The Executive is the President of the Company.

The Company desires to employ and retain the unique experience, ability and services of the Executive. The Company also desires to prevent any other competitive business from securing his services and utilizing his experience, background and know-how.

In the judgment of the Board of Directors of the Company (the "Directors"), it is of material value to the Company to settle the terms of future employment of Dobbs, and it is of value to Dobbs that his responsibilities, remuneration and other benefits be determined as hereinafter provided.

The terms, conditions and undertakings of this Agreement were submitted to and duly approved and authorized by the Company's Board of Directors at a meeting held February 24, 2003.

IT IS, THEREFORE, AGREED:

1.

Executive Employment and Term.

The Company employs the Executive and the Executive accepts employment as the President of the Company from the effective date of this Agreement until December 31, 2003 ("Executive Employment").  The Company may at any time terminate the Executive's Employment on three (3) months' prior written notice pursuant to the conditions of Paragraph 8 of this Agreement.  This Agreement shall automatically renew for additional one-year terms at December 31 of each year unless either party shall give ninety (90) days prior written notice pursuant to the conditions of Paragraph 8 of this Agreement.

2.

Duties.

During the period of Executive Employment, the Executive shall devote full time to such employment.  If elected, he shall serve as a Director and officer of the Company and any of its subsidiaries and affiliates, and shall perform duties customarily incident to such offices and all other duties the Board of Directors may from time to time assign to him.  The Executive shall be entitled to annual vacations in a manner commensurate with his status as the President of the Company.

3.

Executive Compensation.

During the term of this Agreement, the Company shall pay the Executive the following compensation:

(a)

The Company agrees to pay Dobbs and Dobbs agrees to accept as remuneration for services hereunder an annual salary in the amount of $100,000, payable by equal monthly installments, exclusive of any other benefits referred to herein.  The Salary shall take effect as of September 1, 2003 and shall automatically increase to an annual salary in the amount of $120,000 effective on January 1, 2004. The parties agree the Company will review the said salary on an annual basis thereafter and will make any adjustments it determines are reasonable in the sole opinion of the Directors which may take into account, but is not limited to, Dobbs's performance and the financial and operating success of the Company in the preceding calendar year, and comparable salaries in the marketplace generally.  Such review shall take place no later than August 15 of each year.  In no case will the annual salary be reduced, unless by mutual written agreement.  For greater certainty, annual salary as referred to herein shall not include any other payments such as bonuses, share options, benefits, etc. In addition, Dobbs has been granted 500,000 Incentive Stock Options (“Options”) to acquire 500,000 shares of the Company’s Common Stock pursuant to the Mines Management, Inc. 2003 Stock Option Plan. The options, which were granted by resolution of the Board of Directors on April 24, 2003 at an exercise price of $1.60 per share vest under the following schedule:

 250,000 Options

Fully vested as of the date hereof

   50,000 Options

Upon each additional $500,000 of financing achieved through the sale of the Company’s Common Stock (to a maximum of 250,000

Options).

(b)

In the event the Executive ceases to be a full-time employee of the Company, either voluntarily or because of disability (as defined in Paragraph 6 of this Agreement), Executive shall be paid in accordance with Paragraph 4(a).

(c)

In the event of a change of control (as defined herein) resulting from a merger,  share exchange or other non-hostile corporate take-over then Dobbs shall receive a bonus in an amount which shall be equal to thirty-six (36) months salary, such payment calculated on the Executive's annual salary at the highest rate in effect during the twelve (12) month period immediately preceding the closing date of the merger, share exchange or other non-hostile corporate take over plus 25% of such base amount in lieu of employee benefit programs and club fees.

4.

Severance Compensation.

(a)

Payment and Services.  In the event of the Executive's early termination during the term of this Agreement as provided in Paragraph 1, the Company shall continue to pay the Executive the annual compensation for twelve months, in the amount of his then current annual salary, as provided for in Paragraph 3(a) ("Severance Compensation Period"), payable as set forth in Paragraph 3(a).  During this Severance Compensation

Period, the Executive shall at all reasonable times, to the extent his physical and mental condition permits, be available to consult with and advise the Company's officers, Directors and other representatives.  Such payments shall be in addition to all other payments required under this Agreement.  If the Executive's physical or mental condition prevents him from fulfilling his consulting or advisory duties, he shall nevertheless be paid the Severance Compensation as provided for in this Paragraph 4(a).

During the aforesaid period, the Company shall reimburse Executive for all out of pocket travel and expenses related to Company business, provided that such expenses are incurred at the request of the Company.

(b)

Restriction.  During the Severance Compensation Period, the Executive shall be permitted to engage in any business and to perform services for his own account provided that such business and services shall not in any way whatsoever, either directly or indirectly, be in competition with, or be for a company that is in competition with, the Company.

5.

Death.

If the Executive dies during the term of this Agreement, termination of his employment shall be deemed to have been effected by the Company and the provisions of Paragraph 8(b) shall apply and any payment to be made to the Executive pursuant to this Agreement shall be paid to the legal representative of the Executive.

6.

Disability.

If the Executive becomes disabled during the term of this Agreement, all compensation due him as provided for in Paragraph 3 of this Agreement shall continue at the same rates as existed on the date of such disability. If such disability continues for a period of three (3) consecutive months or one hundred eighty (180) days in any twelve (12) consecutive month period, the Company, at its option, may thereafter upon written notice to the Executive or his personal representative, terminate the Executive.  In such event, the Severance Compensation  Period shall commence immediately upon such termination of employment and shall continue as provided in Paragraph 4(a). All payments required under Paragraphs 3 and 4 shall be made on the payment dates specified therein.  If the Executive receives disability payments from insurance policies paid for by the Company, the payments to the Executive during any period of disability shall not be reduced by the amount of disability payments received by him under any such insurance policy or policies.

7.

Employee Benefits.

The Executive is to obtain a medical insurance Plan at Company expense. The Executive shall be entitled to participation in the any other employee benefit plans (any of which may be modified by the Company) which are presently in force or which may be established by the Company.  Such participation by the Executive shall be without cost to him.

8.

Termination.

(a)

The Executive may terminate this Agreement and his employment by giving the Company at least three (3) months' written notice.  Any monies owed by the Company to the Executive up to the date of termination shall be paid to the Executive.

(b)

The Company may terminate this Agreement and the employment of the Executive without cause, in which event the Company shall be obligated to provide the Executive with a severance payment in lieu of notice.  Such severance payment shall be payable on the fifth day following the Date of Termination and shall consist of the following amounts:

1.

An amount equal to the amount, if any, of any awards previously made to the Executive which have not been paid;

2.

The severance compensation set forth in Paragraph 4(a).;

3.

Termination of this Agreement in accordance with this Paragraph shall relieve the Company from any and all obligation, liability or claim by the Executive exclusive of monies owing to the Executive up to the Date of Termination.

(c)

The Company may terminate Executive at any time for Cause. For purposes of this Agreement, “Cause” shall mean termination by the Company of Executive Employment due to:  (i) Executive engaging in illegal conduct including fraud or embezzlement; (ii) Executive being convicted of a felony; (iii) Executive’s engagement in substance abuse which impairs his ability to perform the duties and obligations of his employment or causes harm to the reputation of the Company; or (iv) the willful breach of Executive's duties to the Company after written notice. Any monies owed by the Company to the Executive up to the date of termination shall be paid to the Executive. Executive shall be entitled to no further compensation.

(d)

Notwithstanding the provisions of Paragraphs 8(a) and 8(b), the parties acknowledge, given the particular enterprise and business of the Company, it is crucial and necessary that the Executive maintain a close relationship with the Directors of the Company based on mutual loyalty, respect and trust.  Accordingly, the Company agrees that if the Executive elects to resign based on the sole reason there has been merger, share exchange or similar corporate action resulting in a change of control of the Company, then the Executive may give Notice of Resignation in writing to the Directors.  The Notice of Resignation must contain at least one (1) month's notice and not more than three (3) months' notice.  The Executive must exercise this right within twelve (12) months of the change of control as referred to herein.

At the time of resignation, the Company shall be obligated to provide the Executive with a severance payment on the fifth (5th) day following the Date of Resignation which shall consist of the following amounts:

1.

an amount equal to the amount, if any, of any awards previously made to the Executive which have not been paid;

2.

in lieu of further salary for period subsequent to the Date of Resignation, an amount which shall be equal to thirty-six (36) months salary, such payment calculated on the Executive's annual salary at the highest rate in effect during the twelve (12) month period immediately preceding the Date of Termination or Date of Resignation plus 25% of such base amount in lieu of employee benefit programs and club fees;

3.

Any options previously granted to the Executive under the Company's incentive programs shall become immediately vested and exercisable.

4.

For the purposes of this Agreement, change of control of the Company shall be evidenced by the acquisition by any person, or by any person and its affiliates, as such term is defined in the Securities Act of 1933, as amended, and whether directly or indirectly, of common shares of the Company which, when added to all other common shares of the Company at the time held by such person and its affiliates, totals for the first time 30 percent of the outstanding shares of the Company

The Executive agrees to accept such payment in full satisfaction of any and all claims he has or may have against the Company, and the Executive agrees to release the Company with respect to same upon payment of said sum, except for monies owing by either party to the other up to the time of resignation.

(e)

In the event that the Executive has been paid the bonus referred to in paragraph 3(c), then the provisions of paragraph 8(d) shall not apply to the Executive.

(f)

On the termination of his employment for any reason, the Executive agrees to deliver to the Company all documents, financial statements, records, plans, drawings and papers of every nature, in any way relating to the affairs of the Company and its subsidiaries or affiliated companies which may be in his possession or under his control.

(g)

The Executive shall not be required to mitigate the amount of any payments provided for under any Paragraph of this section by seeking other employment or otherwise, nor shall the amount any payment provided for in this section be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.  In the event the Company terminates the services of the Executive or reassigns the Executive to any position within the organization different than his existing position, then the Company shall continue all payments provided for in Paragraphs 3(a) and 4(a) of this Agreement without acceleration of the time of any such payment, for the remaining term of this Agreement.  Such payments shall continue notwithstanding the fact that the Executive does not render any services to the Company and without regard to whether the Executive elects to seek or obtains new employment which must not be competitive with the Company.  It is fully understood by the parties that the Executive shall have no legal duty to mitigate his damages if the Company terminates his services.  In the event the Company terminates the services of the Executive, and in the further event that the Executive engages in gainful non-competitive employment for another employer during the remaining term of this Agreement, the Company shall nevertheless continue to make the payments provided for in Paragraphs 3(a) and 4(a), which payments shall not be reduced by the amount of compensation received by the Executive from such other employment.

10.

Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, without limitation, any person, partnership, company or corporation which may acquire substantially all of the Company's assets or business or with or into which the Company may be liquidated, consolidated, merged or otherwise combined.  In addition this Agreement shall inure to the benefit of and be binding upon the Executive, his heirs, distributees and personal representatives.

11.

Waiver.

The failure of either party to insist in any one or more instances on performance of any term or condition of this Agreement shall not be construed a waiver of its future performance.  The obligations of either party with respect to such term, covenant or condition shall continue in full force and effect.

12.

Notices.

Any notice given hereunder shall be in writing and delivered or mailed by registered or certified mail, return receipt requested:

(a)

 To the Company:

Mines Management, Inc.

905 W. Riverside, Suite 311

Spokane, Washington 99201

(b)

To the Executive:

Mr. Glenn Dobbs

22820 E. Clearwater Lane

Liberty Lake, WA 99019

Either party may, by notice as provided above, designate a different address.  Any such notice shall be effective on the date of receipt.

13.

Arbitration.

If the parties should disagree as to any matter under this Agreement, the dispute shall be settled by arbitration in Spokane, Washington, and pursuant to the rules and regulations of, the American Arbitration Association. The decision of the American Arbitration Association shall be final and binding and may be enforced in any court in the state in which the arbitration proceedings are held. The prevailing party in such arbitration shall be entitled to recover reasonable attorneys fees and costs incurred in connection with such arbitration and the entry and enforcement of any subsequent judgment.

14.

Entire Agreement.

This Agreement cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by both parties.

15.

Headings.

Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

16.

Governing Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Washington. Venue for any legal action arising in connection with this Agreement shall lie in Spokane County, Washington.

17

Counterparts.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Mines Management, Inc.

Executive

By:  ______________________

__________________________

Roy G. Franklin, Secretary

Glenn Dobbs, President